As filed with the Securities and Exchange Commission on November 20, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Monroe Capital Enhanced Corporate Lending Fund
(Exact name of registrant as specified in its charter)
Delaware	33-6956497
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
155 N. Wacker Drive, Floor 35 Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates:

333-290835

Securities to be registered pursuant to Section 12(g) of the Act:

Class S Shares, par value $0.01 per share

Class D Shares, par value $0.01 per share

Class I Shares, par value $0.01 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.         Description of Registrant’s Securities to Be Registered.

The securities to be registered hereby are Class S common shares of beneficial interest, Class D common shares of beneficial interest, and Class I common shares of beneficial interest, par value $0.01 per share (collectively, the “Common Shares”) of Monroe Capital Enhanced Corporate Lending Fund (the “Registrant”). For a description of the Common Shares being registered hereby, reference is made to the information contained in the sections entitled “Description of Our Common Shares,” “Suitability Standards,” “Distribution Reinvestment Plan” and “Share Repurchase Program” in the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form N-2 (File No. 333-290835), originally filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), on October 10, 2025, as amended on November 7, 2025, including exhibits and appendices, and as may be further amended from time to time (the “Registration Statement”), which is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed with the Commission are hereby also incorporated by reference herein.

Item 2.         Exhibits.

1.	Second Amended and Restated Declaration of Trust of the Registrant, dated November 20, 2025.

2.	First Amended and Restated Bylaws of the Registrant, dated November 20, 2025.

3.	Form of Distribution Reinvestment Plan (incorporated by reference to Exhibit (e) to the Registrant’s Registration Statement on Form N-2 (File No. 333-290835), filed on October 10, 2025).

4.	Form of Subscription Agreement (incorporated by reference to Appendix A of Pre-Effective Amendment No. 1 to the Registrant’s Registration Statement on Form N-2 (File No. 333-290835), filed on November 7, 2025).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: November 20, 2025

MONROE CAPITAL ENHANCED CORPORATE LENDING FUND

By:	/s/ Zia Uddin
	Name:	Zia Uddin
	Title:	Chief Executive Officer